Jennison Value Fund
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


         				    December 27, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                                    Re: Jennison Value Fund
                                     File No. 811-04864


Ladies and Gentlemen:

         Enclosed please find the Annual Report on Form N-SAR for Jennison Value Fund for the fiscal year ended October 31, 2004. The Form N-SAR was filed using the EDGAR system.



                                               Very truly yours,


                                            /s/ Deborah A. Docs
                                                Deborah A. Docs
                                            Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 27th day of December 2004.







Jennison Value Fund





Witness: /s/ Deborah A. Docs		By: /s/ Grace C. Torres
            Deborah A. Docs	                Grace C. Torres
            Assistant Secretary	      	              Treasurer





























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